UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2008

Gulf Onshore, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

01-28911 (Commission File Number)	91-1869677 (IRS Employer Identification Number)

4310 Wiley Post Rd., Ste. 201, Addison, Texas 75001

Address of principal executive offices)

972-788-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement for Market Awareness

On July 14, 2008, Gulf Onshore, Inc. (the “Company”), entered into a Consulting Agreement with Parabolic LLC, a San Diego, CA-based financial public relations company.  Under the terms of the Agreement, Parabolic will provide investor relations and market awareness services.  The Company has paid Parabolic 80,000 shares of its common stock under the contract.  A copy of the contract is attached.

Item 3.02 Unregistered Sales of Equity Securities.

On June 15, 2008, the Company issued 80,000 shares of its $.001 par value common stock to Parabolic LLC, a California limited liability company, a Florida corporation, pursuant to the terms of a Consulting Agreement.

Item 8.01 Other Events

On July 15, 2008, the Company issued a press release concerning its commencement of a Rework/Development Program on its West Texas leases.  A copy of the press release is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Material Contract (Consulting Agreement)

99.1	Press Release

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2008	Gulf Onshore, Inc.

/s/ Dean Elliot
Dean Elliot, Vice-President